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                                                                    EXHIBIT 3.25

                                     BY-LAWS
                                       of
                          GK TECHNOLOGIES, INCORPORATED
                       as amended through January 24, 1984

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                                   BY-LAWS OF

                          GK TECHNOLOGIES, INCORPORATED

                       (hereinafter called the "Company")

                                  ARTICLE ONE

                            MEETING OF SHAREHOLDERS:
                     SHAREHOLDER CONSENTS IN LIEU OF MEETING

         Section 1. Any meeting of shareholders shall be held at such place, within or without the State of New Jersey, as shall be fixed by the Board of Directors. Every shareholder entitled to vote may vote at any meeting either in person or by proxy appointed by an instrument in writing. Each shareholder shall be entitled to one vote for each share of stock registered in his name and entitled to be voted. At any meeting, the holders of a majority of the shares outstanding and entitled to be voted being present in person or by proxy shall be a quorum for all purposes except where otherwise provided by statute.

         Section 2. Except as otherwise provided by statute, any action required or permitted to be taken at a meeting of shareholders by statute, the Certificate of Incorporation of the Company or these By-Laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The annual election of directors may be effected without a meeting of shareholders if all the shareholders entitled to vote thereon consent thereto in writing. All such written consents shall be filed with the minutes of proceedings of shareholders.

                                  ARTICLE TWO

                         ANNUAL MEETING OF SHAREHOLDERS

         Section 1. The annual meeting of shareholders shall be held on the first Tuesday in May in each year or on such other date as the Board of Directors in their discretion may determine.

         Section 2. Notice of the annual meeting stating the time and place of such meeting shall be mailed at least ten days before such meeting to each shareholder entitled to vote thereat, such notice to be sent to his address as the same appears on the stock book of the Company.

                                  ARTICLE THREE

                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings (a) may be called (i) by the Chairman of the Board, President and Chief Executive Officer or (ii) by the holders of a majority of the outstanding shares of the Company ordinarily entitled to vote for the election of directors at a meeting of shareholders and (b) shall be called by the Chairman of the Board, President and Chief Executive Officer at the request in writing of the Board of Directors.

         Section 2. Notice of each special meeting stating the time and place of such meeting, and in general terms the purpose or purposes thereof, shall be mailed at least ten days before such meeting to each shareholder entitled to vote thereat, such notice to be sent to his address as the same appears on the stock book of the Company.

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                                  ARTICLE FOUR

                                    DIRECTORS

         Section 1. The management of the business and affairs of the Company shall be under the direction of its Board of Directors, except as otherwise provided by statute or the Certificate of Incorporation of the Company. The number of Directors shall be not less than three nor more than seventeen, the exact number within said limits to be fixed from time to time by action of the shareholders of the Company taken either at a meeting of shareholders or without a meeting upon the written consent of shareholders pursuant to Article One,
Section 2 of these By-Laws.

         Section 2. Regular meetings of the Board of Directors shall be held on such dates and at such times and in such places as may be fixed from time to time by resolution of the Board of Directors and no further notice thereof need be given. Notwithstanding the foregoing, the Chairman of the Board, President and Chief Executive Officer may cancel any regular meeting of the Board of Directors or change its time, date or place upon four days' notice given by him or at his direction to each Director either personally or by mail, radiogram, telegraph, telephone or other means of communication generally used in business.

         Section 3. Special meetings of the Board of Directors may be called at the direction of the Chairman of the Board, President and Chief Executive Officer or upon written request by any two Directors delivered to the Secretary. Notice of special meetings of the Board of Directors shall be given to each Director at least three (3) days before the meeting if by mail or at least twenty-four (24) hours before the meeting if given in person or by telephone, telex, radiogram, telegraph or telecopier. Unless otherwise specified in the notice thereof, any business may be transacted at a special meeting.

         Section 4. A majority of the entire Board of Directors shall constitute a quorum except where otherwise provided by statute, or by the Certificate of Incorporation of the Company, but a majority of those present at any meeting from time to time, although less than a quorum, without notice may adjourn the meeting until a quorum be had.

         Section 5. Any vacancy in the Board of Directors through death, resignation, disqualification, increase in the number of Directors, or other cause may be filled by the remaining members of the Board of Directors, though less than a quorum, taken either at a meeting of the Board of Directors or without a meeting upon the written consent of all of the members of the Board of Directors pursuant to Article Four, Section 7 of these By-Laws. Any director elected to fill a vacancy shall hold office until the next Annual Meeting of Shareholders and until the election and qualification of his successor.

         Section 6. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an Executive Committee and/or one or more other standing or special committees which it may deem appropriate. Each such committee shall have at least one member (including the Chairman of the Board, President and Chief Executive Officer) and, to the extent provided in the resolution appointing such committee, shall have and may exercise all the authority of the Board, subject to the limitations set forth in the New Jersey Business Corporation Act. Any such committee shall hold its meetings in accordance with law and with such procedures as it may deem appropriate, and actions taken thereat shall be reported to the Board of Directors at its next meeting.

         Section 7. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

         Section 8. Any or all Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

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                                  ARTICLE FIVE

                                    OFFICERS

         Section 1. The officers of the Company shall consist of a Chairman of the Board, President and Chief Executive Officer, a Treasurer, a Secretary, a Controller and such number of Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers as the Board of Directors may from time to time elect. One or more Vice Presidents may be given and shall use as part of his title such other designations,. including, without limitation, the designations "Executive", "Senior", "Group", "Staff", "Corporate", "Divisional" and "Regional", as the Board of Directors may designate at the time of election of any such Vice Presidents or thereafter; the Board may at any time change or remove any such designation. Any two or more offices may be held by the same person.

         Section 2. The Chairman of the Board, President and Chief Executive Officer shall be elected from among the members of the Board of Directors promptly following the annual election of directors. The Treasurer, the Secretary and the Controller, who need not be members of the Board, shall likewise be elected promptly following the annual election of directors. Other officers, who need not be members of the Board, may be elected at such time or at any other time.

         Section 3. Subject to Section 4 below, each officer shall hold office for the term for which he is elected which, if not otherwise stated, shall be until the next succeeding annual election of officers by the Board of Directors.

         Section 4. All officers shall be subject to removal by resolution of the Board of Directors at any time, with or without cause. Any officer may resign at any time by written notice to the Company. The resignation shall be effective upon receipt thereof by the Company without further action by it or at such subsequent time as shall be specified in the notice of resignation, subject always to the first sentence of this Section.

         Section 5. Any vacancy in any office may be filled by the Board of Directors or left unfilled.

         Section 6. The Chairman of the Board shall be the chief executive officer of the Company and shall see that orders and resolutions of the Board of Directors and any Committee thereof are carried into effect. The Chairman of the Board shall preside at all meetings of the Board of Directors, any Committee thereof, and shareholders.

         Section 7. Without limiting in any way the powers of the Board of Directors from time to time either to add to the persons hereinafter authorized or to expand or restrict the following authorization or any additional authorizations, the following officers may execute and deliver on behalf of the Company any and all bonds, mortgages, powers of attorney, proxies, contracts, agreements, leases, guarantees, certificates, reports and other instruments, documents and obligations of every kind, and may affix the seal (or a facsimile of the seal) of the Company thereto, namely, the Chairman of the Board, President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary and the Controller.

         Section 8. In the absence of the Chairman of the Board, President and Chief Executive Officer, all his powers and duties, except those of presiding and voting at meetings of the Board of Directors and any. Committee thereof, shall be vested in and performed by such Vice Presidents as have the designation "Senior Vice President", priority among such Senior Vice Presidents in the exercise of such powers and duties to be in accordance with the order of their designation as Senior Vice President, or by such other officer as the Chairman of the Board, President and Chief Executive Officer, or the Board of Directors shall have most recently designated for that purpose in a writing filed with the Secretary prior to or during such absence. Vice Presidents and Assistant Vice Presidents shall otherwise be vested with only such powers and shall perform such duties as may be conferred upon them or assigned to them from time to time by the Chairman of the Board, President and Chief Executive Officer.

         Section 9. The Treasurer shall have charge of the receipt of all payments made to the Company and the deposit thereof in the name of the Company with such depositaries as may be designated by the Board of

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Directors. He shall have charge of the disbursement of the funds of the Company in accordance with the financial obligations of the Company subject to the direction of the Board of Directors. He shall render an account to the Board of Directors whenever called upon, of all such receipts, deposits and disbursements. He shall, if required by the Board of Directors, furnish a bond to the Company which shall be in the form and amount and with a surety or sure ties satisfactory to the Board of Directors.

         Section 10. The Secretary shall attend all meetings of shareholders and of the Board of Directors and shall record the minutes of every such meeting; and he shall act likewise for any standing committee when required. He shall give notice of every meeting of shareholders and of the Board of Directors, and shall have the custody of the seal of the Company.

         Section 11. The Controller shall have charge of the accounting of the Company including the preparation of reports and statements based on the books of account of the Company.

         Section 12. The Assistant Treasurers shall assist the Treasurer and shall be vested with all the powers and shall perform all the duties of the Treasurer in the absence of the latter.

         Section 13. The Assistant Secretaries shall assist the Secretary, may affix the seal (or a facsimile of the seal) of the Company to all documents requiring the same and shall be vested with all the powers and shall perform all the duties of the Secretary in the absence of the latter.

         Section 14. The Assistant Controllers shall assist the Controller and shall be vested with all the powers and shall perform all the duties of the Controller in the absence of the latter.

         Section 15. If no action shall have been taken by the Board of Directors or any Committee thereof to authorize or appoint an officer, representative or proxy of the Company to attend, act and vote on behalf of the Company at any meeting of shareholders of any corporation in which the Company holds stock or to execute on behalf of the Company as a shareholder of such a corporation any proxy, waiver of notice, action in writing or other instrument relating to, or written consent in lieu of, a meeting of such shareholders, then the Chairman of the Board, President and Chief Executive Officer or any Vice President may so attend, act and vote, or may execute any such proxy, waiver,. action in writing, consent or instrument (and, by means of such execution, vote, or withhold the vote of, the stock held by the Company on matters coming before any such meeting), or may authorize or appoint any such officer, representative or proxy, all without the necessity of any action by the Board of Directors.

        Section 16. By acceptance of this office, each officer of the Company irrevocably authorizes the use by or in behalf of the Company during his term of office or after he shall cease to hold such office of his facsimile signature as such officer upon all bonds and other obligations or evidence of indebtedness, stock certificates, warrants or other evidence of rights to purchase and subscribe to stock.

                                  ARTICLE SIX

                                  CAPITAL STOCK

         Section 1. Certificates for the stock of the Company and warrants or other evidence of rights to purchase and subscribe to stock issued by the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board, President and Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

                                 ARTICLE SEVEN

                                   FISCAL YEAR

         Section 1. The fiscal year shall coincide with the calendar year.

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                                 ARTICLE EIGHT

                                     BY-LAWS

         Section 1. The power to make, alter and repeal By-Laws shall be vested exclusively in the holders of shares of the Company ordinarily entitled to vote for the election of directors at a meeting of shareholders.

                                  ARTICLE NINE

                                      SEAL

         Section 1. The Seal of the Company shall be circular in form and shall bear the words "GK Technologies, Incorporated * New Jersey".